                                                                      Exhibit 99

                               Saul Centers, Inc.
                    Schedule of Current Portfolio Properties
                                 June 30, 2002

                                                          Leasable        Year
                                                            Area        Developed      Land
                                                          (Square      or Acquired     Area
           Property                     Location            Feet)      (Renovated)    (Acres)
------------------------------   ----------------------   --------   --------------   -------
Shopping Centers
   Ashburn Village I, II & III   Ashburn, VA               185,537     1994/00/01       23.3
   Ashburn Village IV /(a)/      Ashburn, VA                25,200       2000/02         3.1
   Beacon Center                 Alexandria, VA            352,915   1972 (1993/99)     32.3


   Belvedere                     Baltimore, MD              54,941        1972           4.8
   Boulevard                     Fairfax, VA                56,350     1994 (1999)       5.0
   Clarendon                     Arlington, VA               6,940        1973           0.5
   Clarendon Station             Arlington, VA               4,868        1996           0.1
   Flagship Center               Rockville, MD              21,500     1972, 1989        0.5
   French Market                 Oklahoma City, OK         245,629   1974 (1984/98)     13.8


   Germantown                    Germantown, MD             26,241        1992           2.7
   Giant                         Baltimore, MD              70,040     1972 (1990)       5.0
   The Glen                      Lake Ridge, VA            112,639        1994          14.7
   Great Eastern                 District Heights, MD      255,398     1972 (1995)      23.9
   Hampshire Langley             Langley Park, MD          131,700     1972 (1979)       9.9
   Leesburg Pike                 Baileys Crossroads, VA     97,880   1966 (1982/95)      9.4

   Lexington Mall                Lexington, KY             315,719        1974          30.0
   Lumberton                     Lumberton, NJ             192,510   1975 (1992/96)     23.3
   Olney                         Olney, MD                  53,765   1975 (1990)         3.7
   Ravenwood                     Baltimore, MD              87,750        1972           8.0
   Seven Corners                 Falls Church, VA          560,998    1973 (1994-7)     31.6

   Shops at Fairfax              Fairfax, VA                68,743   1975 (1993/99)      6.7
   Southdale                     Glen Burnie, MD           484,115     1972 (1986)      39.6


                                                            Percentage Leased
                                                          --------------------
           Property                     Location          Jun-2002    Jun-2001             Anchor / Significant Tenants
------------------------------   ----------------------   --------    --------   ------------------------------------------------
Shopping Centers
   Ashburn Village I, II & III   Ashburn, VA                 100%        97%     Giant Food, Blockbuster
   Ashburn Village IV /(a)/      Ashburn, VA                  63%       n/a
   Beacon Center                 Alexandria, VA              100%       100%     Lowe's, Giant Food, Office Depot, Outback
                                                                                 Steakhouse, Marshalls, Hollywood Video,
                                                                                 Hancock Fabrics
   Belvedere                     Baltimore, MD                92%        95%     Food King
   Boulevard                     Fairfax, VA                  93%       100%     Danker Furniture, Petco, Party City
   Clarendon                     Arlington, VA               100%       100%
   Clarendon Station             Arlington, VA                78%        78%
   Flagship Center               Rockville, MD               100%       100%
   French Market                 Oklahoma City, OK            93%        93%     Burlington Coat Factory, Bed Bath & Beyond,
                                                                                 Famous Footwear, Lakeshore Learning
                                                                                 Center, BridesMart, Staples, Dollar Tree
   Germantown                    Germantown, MD              100%       100%
   Giant                         Baltimore, MD               100%       100%     Giant Food
   The Glen                      Lake Ridge, VA              100%        97%     Safeway Marketplace
   Great Eastern                 District Heights, MD        100%       100%     Giant Food, Pep Boys, Big Lots, Run N' Shoot
   Hampshire Langley             Langley Park, MD            100%       100%     Safeway, Blockbuster
   Leesburg Pike                 Baileys Crossroads, VA      100%       100%     Zany Brainy, CVS Pharmacy, Kinko's, Hollywood
                                                                                 Video
   Lexington Mall                Lexington, KY                61%        69%     Dillard's
   Lumberton                     Lumberton, NJ                91%        86%     SuperFresh, Rite Aid, Blockbuster, Ace Hardware
   Olney                         Olney, MD                   100%        94%     Rite Aid
   Ravenwood                     Baltimore, MD               100%       100%     Giant Food, Hollywood Video
   Seven Corners                 Falls Church, VA             99%       100%     Home Depot, Shoppers Club, Michaels, Barnes &
                                                                                 Noble, Ross Dress For Less, G Street Fabrics
   Shops at Fairfax              Fairfax, VA                 100%       100%     Blockbuster
   Southdale                     Glen Burnie, MD              94%        97%     Giant Food, Home Depot, Circuit City, Kids R Us,
                                                                                 Michaels, Marshalls, PetSmart, Value City
                                                                                 Furniture

                               Saul Centers, Inc.
                    Schedule of Current Portfolio Properties
                                 June 30, 2002

                                                           Leasable       Year
                                                             Area      Developed      Land
                                                           (Square    or Acquired     Area
           Property                   Location              Feet)     (Renovated)   (Acres)
-----------------------------   -----------------------   ---------   -----------   -------
Shopping Centers  (continued)

   Southside Plaza              Richmond, VA                341,891      1972        32.8
   South Dekalb Plaza           Atlanta, GA                 162,793      1976        14.6
   Thruway                      Winston-Salem, NC           344,880   1972 (1997)    30.5

   Village Center               Centreville, VA             143,109      1990        17.2
   West Park                    Oklahoma City, OK            76,610      1975        11.2
   White Oak                    Silver Spring, MD           480,156   1972 (1993)    28.5
                                                          ---------                 -----
                                Total Shopping Centers    4,960,817                 426.7
                                                          ---------                 -----

Office Properties

   Avenel Business Park         Gaithersburg, MD            388,620    1981-2000     37.1

   Crosstown Business Center    Tulsa, OK                   197,135   1975 (2000)    22.4
   601 Pennsylvania Ave         Washington, DC              225,414   1973 (1986)     1.0


   Van Ness Square              Washington, DC              156,493   1973 (1990)     1.2
   Washington Square            Alexandria, VA              234,775   1975 (2000)     2.0

                                                          ---------                 -----
                                Total Office Properties   1,202,437                  61.7
                                                          ---------                 -----

                                   Total Portfolio        6,163,254                 488.4 /(b)/
                                                          =========                 =====


                                                          Percentage Leased
                                                          -----------------
           Property                   Location             Jun-02   Jun-01                 Anchor / Significant Tenants
-----------------------------   -----------------------    ------   ------    -------------------------------------------------
Shopping Centers  (continued)

   Southside Plaza              Richmond, VA                 93%       93%    CVS Pharmacy, Community Pride Supermarket, Maxway
   South Dekalb Plaza           Atlanta, GA                 100%       98%    MacFrugals, Pep Boys, The Entory Clinic, Maxway
   Thruway                      Winston-Salem, NC            95%       95%    Harris Teeter, Fresh Market, Bed Bath & Beyond,
                                                                              Stein Mart, Eckerd Drugs, Borders Books, Zany
                                                                              Brainy,  Blockbuster
   Village Center               Centreville, VA             100%      100%    Giant Food, Tuesday Morning, Blockbuster
   West Park                    Oklahoma City, OK            57%       58%    Homeland Stores, Family Dollar
   White Oak                    Silver Spring, MD           100%       99%    Giant Food, Sears, Rite Aid, Blockbuster
                                                           ----      ----
                                Total Shopping Centers     94.2%     94.9%
                                                           ----      ----

Office Properties

   Avenel Business Park         Gaithersburg, MD             97%      100%    General Services Administration, VIRxSYS,
                                                                              Boston Biomedica, Broadsoft, NeuralSTEM, Quanta
                                                                              Systems
   Crosstown Business Center    Tulsa, OK                    93%       78%    Compass Group, Roxtec, Par Electric
   601 Pennsylvania Ave         Washington, DC               99%      100%    General Services Administration, Credit Union
                                                                              National Assn, Southern Company, HQ Global,
                                                                              Alltel, American Arbitration, Capital Grille
   Van Ness Square              Washington, DC               89%       97%    INTELSAT, Team Video Intl, Office Depot, Pier 1
   Washington Square            Alexandria, VA               89%       56%    Vanderweil Engineering, World Wide Retail Exch.,
                                                                              Thales, Trader Joe's, Kinko's, Blockbuster
                                                           ----      ----
                                Total Office Properties    94.2%     87.2%
                                                           ----      ----

                                   Total Portfolio         94.2%     93.4%
                                                           ====      ====

/(a)/ Undeveloped land acquired August 2000. Construction commenced during the fourth quarter of 2001 and is scheduled to be completed during the summer of 2002.

/(b)/ The Company purchased 24 acres of vacant land known as Broadlands in Loudoun County, Virginia and a 1.25 acre site in the Clarendon area of Arlington Virginia, as future development and redevelopment properties.